UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BlackRock Credit Allocation Income Trust

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BlackRock Credit Allocation Income Trust (the “Trust”)

The following information updates the proxy statement for the 2019 annual meeting of shareholders of the Trust.

On June 27, 2019, the Court of Chancery of the State of Delaware issued an injunction requiring the Trust to count votes for the individuals nominated by Saba Capital Master Fund, LTD. at the Trust’s 2019 annual meeting of shareholders. In light of the ruling, the voting requirements of a contested election under the Fund’s By-laws will apply. In this circumstance, the affirmative vote of a majority of the outstanding shares of the Trust on the Record Date entitled to vote on the matter is necessary to elect a nominee under Proposal 1. Withheld votes and broker non-votes, if any, will have the effect of a vote against Proposal 1 in this circumstance. The Board of the Trust is considering all of its options in respect of the court’s decision, including an appeal of the injunction.